Exhibit 99.1

NFP Announces First Quarter 2012 Results

First Quarter 2012 Revenue Grew 8.9% & Organic Revenue Grew 5.9% YOY

Solid Results for the First Quarter

Financial Highlights(1)	Q1 2012	Q1 2011	% Change
(Dollars in millions, except per share amounts)

Revenue	$254.1	$233.3	8.9%
Net income	5.6	6.9	-18.3%
Net income per diluted share	0.13	0.15	-13.3%
Cash earnings	24.4	18.5	31.5%
Cash earnings per diluted share	$0.57	$0.41	39.0%
Adjusted EBITDA	$32.1	$24.0	33.7%
Adjusted EBITDA margin	12.6%	10.3%
Net cash used in operating activities	$(14.6)	$(5.9)	NM

(1) This summary includes financial measures not calculated based on generally accepted accounting principles.
NM indicates metric not meaningful.

NEW YORK, NY – April 26, 2012 – National Financial Partners Corp. (NYSE: NFP), a leading provider of benefits, insurance and wealth management services, today reported financial results for the first quarter ended March 31, 2012.

Commenting on today’s announcements, Jessica M. Bibliowicz, chairman and chief executive officer, said, “The first quarter 2012 included solid results and positive contributions from all of our business segments.  For the quarter, we reported revenue growth of 8.9%, organic revenue growth of 5.9%, growth in Adjusted EBITDA and margin expansion.”

Ms. Bibliowicz continued, “We plan to continue executing on our balanced capital allocation strategy in 2012 which includes acquisitions, a share repurchase program beginning in May and investments in our Company.  We believe these actions will continue to enhance shareholder value and NFP’s client value proposition, as well as our leadership position in our core markets of benefits, insurance and wealth management.”

First Quarter 2012 Results - Consolidated
NFP reported first quarter 2012 net income of $5.6 million, or $0.13 per diluted share, compared with net income of $6.9 million, or $0.15 per diluted share, in the prior year period.

First quarter 2012 cash earnings was $24.4 million, or $0.57 per diluted share, compared with $18.5 million, or $0.41 per diluted share, in the first quarter 2011.  Net income and cash earnings include the impact of an interim effective tax rate of 24.0% due to a reduction in unrecognized tax benefits.  Cash earnings is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

NFP had 42.6 million weighted average fully diluted shares outstanding for the first quarter of 2012 compared to 42.4 million shares for the fourth quarter 2011.  The increase in the first quarter of 2012 includes 1.5 million shares that may be issued upon conversion of NFP’s senior convertible notes.  NFP’s share delivery obligation of the 1.5 million shares may be offset by the obligation of the counterparties to the convertible note hedge agreements to deliver a similar number of shares. This increase was partially offset by a reduction in weighted average shares of 1.0 million from shares repurchased by NFP during the fourth quarter 2011 and the first quarter 2012.

Adjusted EBITDA in the first quarter 2012 was $32.1 million, an increase of 33.7% compared with $24.0 million in the first quarter 2011.  Adjusted EBITDA margin of 12.6% in the first quarter 2012 grew compared with an Adjusted EBITDA margin of 10.3% in the prior year period.  Adjusted EBITDA is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

Revenue was $254.1 million in the first quarter 2012, an increase of $20.9 million, or 8.9%, compared with $233.3 million in the first quarter 2011. Organic revenue grew 5.9% in the first quarter 2012, compared with the prior year period. The increases were driven by all three of the Company’s business segments.

Total operating expenses were $244.1 million, compared with $220.3 million in the prior year period, which were driven by the addition of operating expenses of acquired companies, expenses and impairments related to previously announced management contract buyouts and the adjustment in expected contingent consideration payments from prior acquisitions.

Cash used in operations for the first quarter 2012 was $14.6 million compared with cash used in operations of $5.9 million in the first quarter 2011. The first quarter 2012 included payments of $7.3 for the Principal Incentive Plan (PIP).  There were no comparable PIP payments in the first quarter 2011.  As of March 31, 2012, there was $15.0 million outstanding on the Company’s revolving credit facility.

First Quarter 2012 Results – Segments
NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)
CCG is one of the leading corporate benefits advisors in the middle market, offering independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance.

The CCG accounted for 44.1% of NFP’s revenue in the first quarter 2012 and 41.0% in the first quarter 2011.  CCG revenue was $112.1 million in the first quarter 2012 compared with $95.6 million in the prior year period, an increase of $16.5 million or 17.3%.  CCG organic revenue growth was 8.4%.

CCG Adjusted EBITDA was $24.5 million in the first quarter 2012 compared with $18.0 million in the prior year period.  Adjusted EBITDA margin was 21.9% in the first quarter 2012 compared with 18.8% in the prior year period.

Individual Client Group (ICG)
ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals.  ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

The ICG accounted for 31.7% of NFP’s revenue in the first quarter 2012 and 33.3% in the first quarter 2011.  ICG revenue was $80.6 million in the first quarter 2012 compared with $77.8 million in the prior year period, an increase of $2.8 million or 3.7%.  ICG organic revenue growth was 5.3%.

ICG Adjusted EBITDA was $4.7 million in the first quarter 2012 compared with $3.3 million in the prior year period. Adjusted EBITDA margin was 5.8% in the first quarter 2012 compared with 4.2% in the prior year period.

Advisor Services Group (ASG)
ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering an open choice of broker-dealer and asset management products and services.

The ASG accounted for 24.2% of NFP’s revenue in the first quarter 2012 and 25.7% for the first quarter 2011.  ASG revenue was $61.4 million in the first quarter 2012 compared with $60.0 million in the prior year period, an increase of $1.5 million.  Growth in revenue and organic revenue was 2.5%.

ASG Adjusted EBITDA was $2.9 million in the first quarter 2012 compared with $2.8 million in the prior year period. Adjusted EBITDA margin was 4.7% in the first quarter 2012 compared with 4.6% in the prior year period.

As of March 31, 2012, assets under management at NFP’s corporate registered investment advisor were $10.1 billion, compared with $9.7 billion as of December 31, 2011.

Earnings Conference Call & Presentation
On April 27, 2012 at 8:30 a.m. (ET), members of senior management will discuss first quarter results during a live conference call. The call can be accessed via telephone by dialing 866-783-2146 (domestic) or 857-350-1605 (international) approximately 10 minutes prior to the start of the call (when prompted, callers should provide the access code NFP). The conference call will also be broadcast live over the Internet at www.nfp.com/investor-relations. To listen to the live audio webcast, please go to the Web site at least 10-15 minutes prior to the start of the call to register.  The conference call and webcast will be accompanied by a presentation. The presentation will be available for electronic download on NFP’s Web site before the conference call and webcast is scheduled to begin. The presentation may also be viewed automatically upon connecting to the webcast. Listeners can access an audio replay of the conference call over the Internet at www.nfp.com/investor-relations, or via telephone by dialing 888-286-8010 (domestic) or 617-801-6888 (international). The access code for the replay is 16513234. The replay will be available for approximately 90 days.

About NFP
National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term.  NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments.  The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance.  The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services.  The Advisor Services Group serves independent financial advisors by offering broker-dealer and asset management products and services.  Most recently NFP was ranked as the eighth Top Global Insurance Broker by Best’s Review; operated the fourth largest Executive Benefits Provider of nonqualified deferred compensation plans administered for recordkeeping clients as ranked by PlanSponsor; operated a top ten Independent Broker Dealer as ranked by Financial Planning and Financial Advisor; had three advisors ranked in Barron’s Top 100 Independent Financial Advisors and is a leading independent life insurance distributor according to many top-tier carriers.  For more information, visit www.nfp.com.

Reconciliation of Non-GAAP Financial Measures
The Company analyzes its performance using historical and forward-looking non-GAAP financial measures called cash earnings, cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures.  The Company believes these non-GAAP financial measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP.  Cash earnings is defined as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest, the after-tax impact of change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations, the after-tax impact of management contract buyouts and the after-tax impact of certain non-recurring items.  Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated.  Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively.  Adjusted EBITDA is defined as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, net, the accelerated vesting of certain RSUs, any change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations and the expense related to management contract buyouts.  Adjusted EBITDA should not be viewed as a substitute for net income.  A reconciliation of these non-GAAP financial measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended March 31, 2012, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Organic Revenue Growth
The Company uses organic revenue growth as a comparable revenue measurement for future periods.  The Company excludes revenue from new acquisitions, sub-acquisitions, and the revenue derived from businesses fully disposed of for the first twelve months after the respective transaction.  With respect to situations where a significant portion of a business' assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed to facilitate an equitable organic growth comparison.

Forward-Looking Statements
This release contains statements which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy.  These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the ability of the Company to execute on its strategy of increasing recurring revenue and other business initiatives; (2) NFP’s ability, through its operating structure, to respond quickly to operational, financial or regulatory situations impacting its businesses; (3) the ability of the Company’s businesses to perform successfully following acquisition, including through the diversification of product and service offerings, and NFP’s ability to manage its business effectively and profitably through its principals and employees and through the Company’s reportable segments; (4) any losses that NFP may take with respect to dispositions, restructures or otherwise; (5) seasonality or an economic environment that results in fewer sales of financial products or services; (6) NFP’s success in acquiring and retaining high-quality independent financial services businesses and their managers and key producers; (7) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses, due to requirements related to medical loss ratios stemming from the Patient Protection and Affordable Care Act or otherwise; (8) NFP’s ability to operate effectively within the restrictive covenants of its credit facility; (9) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates or credit market conditions; (10) the impact of capital markets behavior, such as fluctuations in the price of NFP’s common stock, or the dilutive impact of capital raising efforts; (11) adverse results or other consequences from matters including litigation, arbitration, settlements, regulatory investigations or compliance initiatives, such as those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, or activities within the life settlements industry; (12) the impact of legislation or regulations on NFP’s businesses, such as the possible adoption of exclusive federal regulation over interstate insurers, the uncertain impact of legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act, the impact of the adoption of the Patient Protection and Affordable Care Act and resulting changes in business practices, potential changes in estate tax laws, or changes in regulations affecting the value or use of benefits programs, any of which may adversely affect the demand for or profitability of the Company’s services; (13) adverse developments in the Company’s markets, such as those related to compensation agreements with insurance companies or activities within the life settlements industry, which could result in decreased sales of financial products or services; (14) the effectiveness or financial impact of NFP’s incentive plans; (15) the impact of the adoption or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (16) the loss of services of key members of senior management; (17) failure by the Company’s broker-dealers to comply with net capital requirements; (18) the Company’s ability to compete against competitors with greater resources, such as those with greater name recognition; (19) developments in the availability, pricing, design, tax treatment or underwriting of insurance products, including insurance carriers’ potential change in accounting for deferred acquisition costs, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (20) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (21) the occurrence of adverse economic conditions or an adverse legal or regulatory climate in New York, Florida or California; and (22) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 13, 2012.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source:  NFP

Contact:
Abbe F. Goldstein, CFA
SVP, Investor Relations & Corporate Communications
NFP

Investor Relations
ir@nfp.com
212-301-4011

Media Relations
communications@nfp.com
212-301-1039

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited-in thousands, except per share amounts)
	Three Months Ended
	March 31,
	2012	2011
Revenue:
Commissions and fees	$254,131	$233,264

Operating expenses:
Commissions and fees	82,150	79,098
Compensation expense - employees	70,948	66,889
Fees to principals	29,207	24,619
Non-compensation expense	39,702	38,625
Amortization of intangibles	8,275	7,962
Depreciation	3,146	3,077
Impairment of goodwill and intangible assets	3,228	—
Gain on sale of businesses, net	(351)	—
Change in estimated acquisition earn-out payables	4,466	—
Management contract buyout	3,355	—
Total operating expenses	244,126	220,270
Income from operations	10,005	12,994

Non-operating income and expenses
Interest income	629	974
Interest expense	(4,121)	(3,771)
Other, net	880	3,187
Non-operating income and expenses, net	(2,612)	390

Income before income taxes	7,393	13,384

Income tax expense	1,775	6,508
Net income	$5,618	$6,876

Earnings per share:
Basic	$0.14	$0.16
Diluted	$0.13	$0.15

Weighted average shares outstanding:
Basic	40,518	43,785
Diluted	42,599	45,310

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2012	2011
GAAP net income	$5,618	$6,876
Income tax expense	1,775	6,508
Interest income	(629)	(974)
Interest expense	4,121	3,771
Other, net	(880)	(3,187)
Income from operations	$10,005	$12,994
Amortization of intangibles	8,275	7,962
Depreciation	3,146	3,077
Impairment of goodwill and intangible assets	3,228	—
Gain on sale of businesses, net	(351)	—
Change in estimated acquisition earn-out payables	4,466	—
Management contract buyout	3,355	—
Adjusted EBITDA (1)	$32,124	$24,033

RECONCILIATION OF NET INCOME TO CASH EARNINGS
(Unaudited-in thousands, except per share amounts)
	Three Months Ended
	March 31,
	2012	2011
GAAP net income	$5,618	$6,876
Amortization of intangibles	8,275	7,962
Depreciation	3,146	3,077
Impairment of goodwill and intangible assets	3,228	—
Tax benefit of impairment of goodwill and intangible assets	(1,227)	—
Non-cash interest, net of tax	717	631
Change in estimated acquisition earn-out payables, net of tax	2,544	—
Management contract buyout, net of tax	2,080	—
Cash earnings (2)	$24,381	$18,546

GAAP net income per share - diluted	$0.13	$0.15
Amortization of intangibles	0.19	0.18
Depreciation	0.07	0.07
Impairment of goodwill and intangible assets	0.08	—
Tax benefit of impairment of goodwill and intangible assets	(0.03)	—
Non-cash interest, net of tax	0.02	0.01
Change in estimated acquisition earn-out payables, net of tax	0.06	—
Management contract buyout, net of tax	0.05	—
Cash earnings per share - diluted (3)	$0.57	$0.41

(1)
Adjusted EBITDA is a non-GAAP financial measure, which the Company defines as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, net, the accelerated vesting of certain RSUs, any change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations and the expense related to management contract buyouts.

(2)
Cash earnings is a non-GAAP financial measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest, the after-tax impact of change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations, the after-tax impact of management contract buyouts and the after-tax impact of certain non-recurring items.

(3)	The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted, due to rounding.

CORPORATE CLIENT GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2012	2011
Revenue:
Commissions and fees	$112,089	$95,550

Operating expenses:
Commissions and fees	13,334	10,995
Compensation expense - employees	38,733	33,915
Fees to principals	16,026	14,513
Non-compensation expense	19,465	18,136
Amortization of intangibles	5,909	5,151
Depreciation	1,427	1,624
Impairment of goodwill and intangible assets	2,680	—
Loss on sale of businesses, net	46	—
Change in estimated acquisition earn-out payables	4,466	—
Management contract buyout	3,355	—
Total operating expenses	105,441	84,334
Income from operations	$6,648	$11,216

CORPORATE CLIENT GROUP
RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2012	2011
Income from operations	$6,648	$11,216
Amortization of intangibles	5,909	5,151
Depreciation	1,427	1,624
Impairment of goodwill and intangible assets	2,680	—
Loss on sale of businesses, net	46	—
Change in estimated acquisition earn-out payables	4,466	—
Management contract buyout	3,355	—
Adjusted EBITDA	$24,531	$17,991

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2012	2011
Revenue:
Commissions and fees	$80,593	$77,753

Operating expenses:
Commissions and fees	18,577	18,390
Compensation expense - employees	28,113	28,960
Fees to principals	13,181	10,106
Non-compensation expense	16,011	17,016
Amortization of intangibles	2,366	2,811
Depreciation	1,012	1,155
Impairment of goodwill and intangible assets	548	—
Gain on sale of businesses, net	(397)	—
Total operating expenses	79,411	78,438
Income (loss) from operations	$1,182	$(685)

INDIVIDUAL CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2012	2011
Income (loss) from operations	$1,182	$(685)
Amortization of intangibles	2,366	2,811
Depreciation	1,012	1,155
Impairment of goodwill and intangible assets	548	—
Gain on sale of businesses, net	(397)	—
Adjusted EBITDA	$4,711	$3,281

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2012	2011
Revenue:
Commissions and fees	$61,449	$59,961

Operating expenses:
Commissions and fees	50,239	49,713
Compensation expense - employees	4,102	4,014
Non-compensation expense	4,226	3,473
Depreciation	707	298
Total operating expenses	59,274	57,498
Income from operations	$2,175	$2,463

ADVISOR SERVICES GROUP
RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)
	Three Months Ended
	March 31,
	2012	2011
Income from operations	$2,175	$2,463
Depreciation	707	298
Adjusted EBITDA	$2,882	$2,761

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited-in thousands)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$85,598	$135,239
Fiduciary funds - restricted related to premium trust accounts	73,969	75,503
Commissions, fees and premiums receivable, net	102,482	119,945
Due from principals and/or certain entities they own	6,407	4,308
Notes receivable, net	4,729	4,224
Deferred tax assets	10,209	10,209
Other current assets	23,025	18,706
Total current assets	306,419	368,134
Property and equipment, net	32,142	33,937
Deferred tax assets	4,691	5,023
Intangibles, net	325,747	320,066
Goodwill, net	119,452	102,039
Notes receivable, net	24,262	23,661
Other non-current assets	42,965	41,307
Total assets	$855,678	$894,167

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$72,952	$74,145
Current portion of long term debt	12,500	12,500
Income taxes payable	—	3,045
Due to principals and/or certain entities they own	12,843	37,886
Accounts payable	24,325	30,584
Accrued liabilities	55,056	70,855
Total current liabilities	177,676	229,015
Long term debt	105,625	93,750
Deferred tax liabilities	1,631	1,605
Convertible senior notes	93,044	91,887
Other non-current liabilities	77,064	71,960
Total liabilities	455,040	488,217

STOCKHOLDERS' EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,702	4,665
Additional paid-in capital	902,659	905,774
Accumulated deficit	(386,393)	(391,202)
Treasury stock	(119,448)	(112,278)
Accumulated other comprehensive loss	(882)	(1,009)
Total stockholders' equity	400,638	405,950
Total liabilities and stockholders' equity	$855,678	$894,167

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2012	2011
Cash flow from operating activities
Net income	$5,618	$6,876

Adjustments to reconcile net income to net cash used in
operating activities:
Stock-based compensation	1,364	1,413
Impairment of goodwill and intangible assets	3,228	—
Amortization of intangibles	8,275	7,962
Depreciation	3,146	3,077
Accretion of senior convertible notes discount	1,157	1,044
Gain on sale of businesses, net	(351)	—
Change in estimated acquisition earn-out payables	4,466	—
Bad debt expense	—	567
Other, net	—	(478)

(Increase) decrease in operating assets:
Fiduciary funds - restricted related to premium trust accounts	1,827	6,336
Commissions, fees and premiums receivable, net	18,847	28,608
Due from principals and/or certain entities they own	(2,126)	1,844
Notes receivable, net - current	(707)	618
Other current assets	(4,293)	(9,182)
Notes receivable, net - non-current	(366)	(544)
Other non-current assets	(1,392)	628

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	(1,454)	(8,093)
Income taxes payable	(3,045)	15
Due to principals and/or certain entities they own	(25,206)	(26,293)
Accounts payable	(7,851)	(18,054)
Accrued liabilities	(13,170)	(5,505)
Other non-current liabilities	(2,552)	3,222
Total adjustments	(20,203)	(12,815)
Net cash used in operating activities	(14,585)	(5,939)

Cash flow from investing activities:
Proceeds from disposal of businesses	352	—
Purchases of property and equipment, net	(1,279)	(2,082)
Payments for acquired firms, net of cash	(27,079)	(3,997)
Payments for contingent consideration	(6,520)	—
Net cash used in investing activities	(34,526)	(6,079)

Cash flow from financing activities:
Proceeds from draw down of revolving credit facility	15,000	—
Repayment of long term debt	(3,125)	(3,125)
Proceeds from stock-based awards, including tax benefit	(804)	1,933
Shares cancelled to pay withholding taxes	(3,638)	(2,909)
Repurchase of Common Stock	(7,963)	—
Net cash used in financing activities	(530)	(4,101)
Net decrease in cash and cash equivalents	(49,641)	(16,119)
Cash and cash equivalents, beginning of the period	135,239	128,830
Cash and cash equivalents, end of the period	$85,598	$112,711

Supplemental disclosures of cash flow information
Cash paid for income taxes	$8,819	$7,353
Cash paid for interest	$1,034	$976